SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 26, 2001

                            Switchboard Incorporated
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               (Exact Name of Registrant as Specified in Charter)

             Delaware                   000-28871              04-3321134
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  (State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
      of Incorporation)            Identification No.)

                                120 Flanders Road
                          Westboro, Massachusetts 01581
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               (Address of Principal Executive Offices) (Zip Code)

                                 (508) 898-1122
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              (Registrant's telephone number, including area code)

                                 Not Applicable
                                -----------------
          (Former Name or Former Address, if Changed Since Last Report)

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            Special Note Regarding Certain Statements and References

         This Current Report on Form 8-K contains forward-looking statements which reflect the current judgment of Switchboard Incorporated, a Delaware corporation (the "Registrant"), on certain issues relating to that certain Restructuring Agreement (the "Restructuring Agreement") dated as of August 22, 2001 among the Registrant, Viacom Inc., a Delaware corporation ("Viacom"), and ePresence, Inc., a Massachusetts corporation ("ePresence"). Because these statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors that could cause actual results or events to differ materially include: Switchboard's ability to realize anticipated benefits and opportunities and to implement successfully proposed strategies; Switchboard's ability to market its products and services and to maintain and develop its brand awareness in the absence of its relationship with Viacom; accounting charges associated with the restructuring agreement; control issues associated with having a majority stockholder; and the other factors described in Switchboard's Definitive Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on October 3, 2001, and Switchboard's Annual Report on Form 10-K for the year ended December 31, 2000 and its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC.

Item 1.  Changes in Control of Registrant

         On October 26, 2001, a change in control of the Registrant occurred as a result of the closing (the "Closing") of the transactions contemplated by the Restructuring Agreement.

         At a special meeting of the Registrant's stockholders held on October 26, 2001, the holders of more than two-thirds of the Registrant's outstanding capital stock (other than shares owned by Viacom) authorized and approved the Restructuring Agreement and the transactions contemplated by the Restructuring Agreement. Following the special meeting of the Registrant's stockholders, the parties to the Restructuring Agreement held the Closing.

         At the Closing, Viacom reconveyed to the Registrant an aggregate of 7,488,560 shares of the Registrant's common stock, $.01 par value per share (the "Common Stock"), and warrants held by Viacom to purchase 533,469 shares of Common Stock (out of warrants held by Viacom to purchase a total of 1,066,937 shares of Common Stock) were cancelled. The remaining warrants held by Viacom to purchase 533,468 shares of Common Stock contain a net issuance feature under which, at the warrant holder's option, the Registrant does not receive any cash. In lieu of tendering a cash payment to the Registrant equal to the aggregate exercise price of the issued shares, the warrant holder may elect to receive a reduced number of shares computed in accordance with an agreed upon formula. Viacom retains its incidental registration rights with respect to the shares of Common Stock issuable upon exercise of its remaining warrants; however it has waived all of its demand registration rights.

         In addition, at the Closing Viacom reconveyed to the Registrant the one outstanding share of the Registrant's Series E Special Voting Preferred Stock, $.01 par value per share (the "Series E Share"), as a result of which, Viacom no longer has the right to elect two directors to the Registrant's board of directors. Pursuant to the Restructuring Agreement, Peter Glusker and Daniel R. Mason, who had been elected directors of the Registrant by Viacom pursuant to Viacom's rights as the holder of the Series E Share, resigned as directors of the Registrant at the Closing.

         Effective as of the Closing, the Advertising and Promotion Agreement dated as of June 30, 1999 among the Registrant, Viacom and ePresence (the "Advertising Agreement"), including the Registrant's right to the placement of advertising on Viacom's CBS properties through June 2006, was terminated. The net present value of the remaining balance of advertising under the Advertising Agreement was approximately $44.5 million. Due to the difference between the net present value of Switchboard's advertising rights terminated at the Closing and the value of the securities transferred and cancelled by Viacom at the Closing, the Registrant will report a non-cash accounting loss equal to approximately $22.2 million in its statement of operations for the fourth quarter of fiscal year 2001, which equates to approximately $1.22 per outstanding share (after accounting for the shares transferred by Viacom to the Registrant at the Closing).

         Also effective as of the Closing, the Common Stock and Warrant Purchase Agreement dated as of June 1, 1999, as amended, among the Registrant, Viacom and ePresence (the "Purchase Agreement") was terminated, and, solely as between the Registrant and Viacom, the Financial Reporting Agreement dated January 28, 2000 among the Registrant, Viacom and ePresence was terminated. The License Agreement dated as of June 30, 1999 between the Registrant and Viacom, including the Registrant's license to use specified CBS trademarks, will also be terminated on a date no later than three months after the Closing.

         As a result of the above-described reconveyance by Viacom to the Registrant of shares of the Registrant's capital stock at the Closing, ePresence now beneficially owns approximately 54% of the Common Stock. ePresence may therefore be deemed to have acquired control of the Registrant, as it is now the Registrant's majority stockholder. Immediately prior to the Closing, the Registrant did not have a majority stockholder, although ePresence then beneficially owned approximately 38% of the Common Stock and Viacom then beneficially owned approximately 32% of the Common Stock. In addition to its beneficial ownership of Common Stock, three members of the Registrant's Board of Directors are affiliates of ePresence. These directors constitute one-half of the six members of the Registrant's Board of Directors (following the above-noted resignations of two directors at the Closing). The Registrant's Chairman of the Board of Directors, William P. Ferry, is Chairman of the Board of Directors, President and Chief Executive Officer of ePresence and as of July 31, 2001 beneficially owned 1,307,514 shares, or approximately 5.4%, of ePresence's common stock. The Registrant's director, Richard M. Spaulding, is Senior Vice President and Chief Financial Officer of ePresence and as of July 31, 2001 beneficially owned 217,479 shares, or approximately 0.9%, of ePresence's common stock. Robert M. Wadsworth, another of the Registrant's directors, is also a director of ePresence and as of July 31, 2001 beneficially owned 3,792,630 shares, or approximately 16.9% of ePresence's common stock, including 3,947,380 shares beneficially owned by an investment fund with which he is affiliated and with respect to which shares he disclaims beneficial ownership.

         Other directors and executive officers of the Registrant previously were affiliated with ePresence. David N. Strohm, a director of the Registrant, was a director of ePresence from 1983 to 1999 and as of July 31, 2001 did not beneficially own any shares of ePresence's common stock. Dean Polnerow, the Registrant's President and a director of the Registrant, served at ePresence in various capacities from 1983 to 1996, including as Vice President, Advanced Development, and as of July 31, 2001 beneficially owned 4,000 shares or 0.02% of ePresence's common stock. James M. Canon, the Registrant's Vice President, Business Development, served at ePresence in various capacities from 1991 to 1997, including as Information Products Architect, and as of July 31, 2001 did not beneficially own any shares of ePresence's common stock.

         ePresence is also a party to the Restructuring Agreement, as well as the Purchase Agreement and the Advertising Agreement which were terminated at the Closing. In connection with the termination of the Purchase Agreement and the Advertising Agreement, ePresence's remaining obligations under those agreements were terminated. Among those terminated obligations were (1) all of ePresence's remaining indemnification obligations to Viacom under the agreements and (2) ePresence's obligation to sell to Viacom, or transfer to an independent trustee for sale to a third party, its shares of Common Stock, if certain competitors of Viacom were to acquire a 30% or more interest in ePresence or all or substantially all of ePresence's assets at a time when ePresence owned 10% or more of the Common Stock.

         Additional information relating to the Restructuring Agreement and the transactions contemplated thereby is included in the Registrant's Definitive Proxy Statement filed with the SEC on October 3, 2001. The foregoing discussion of the Restructuring Agreement does not purport to be complete and is qualified by reference to the full text of the Restructuring Agreement which is filed as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

              (a)      Financial Statements of Businesses Acquired.

                         Not Applicable.

              (b)      Pro Forma Financial Information.

                        Not Applicable.

              (c)      Exhibits.

         The Exhibits filed as part of this Current Report on Form 8-K are listed on the Exhibit Index immediately preceding such Exhibits, which Exhibit Index is incorporated herein by reference. Documents listed on such Exhibit Index, except for documents identified by footnotes, are being filed as exhibits herewith. Documents identified by footnotes, if any, are not being filed herewith and, pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reference is made to such documents as previously filed as exhibits filed with the Securities and Exchange Commission. The Registrant's file number under the Exchange Act is 000-28871.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SWITCHBOARD INCORPORATED

Date: November 5, 2001
                                        By: /s/ Douglas J.Greenlaw
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                                            Douglas J. Greenlaw
                                            Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.      Description
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99.1(1)          Restructuring Agreement dated as of August 22, 2001 among the
                 Registrant, Viacom Inc. and ePresence, Inc.

99.2 Amended and Restated Common Stock Purchase Warrant issued by the Registrant to Viacom Inc., dated June 30, 1999.

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(1) Incorporated by reference to the Registrant's Current Report on Form 8-K dated August 22, 2001 and filed with the Securities and Exchange Commission on August 28, 2001.